EXHIBIT 99.1
Unaudited Pro Forma Consolidated Financial Information
     The following unaudited pro forma condensed consolidated financial information reflects our pro forma financial position as of September 30, 2007, and our pro forma results of operations for the nine months ended September 30, 2007 and for the fiscal year ended December 31, 2006, giving effect to the sale of Home Pointe Insurance Company (“HPIC”) and to the acquisition of substantially all of the assets of Capital City Holding Company, Inc. (“CCHC”) and the related financings. The HPIC sale was completed on January 23, 2008 for a gross purchase price of $15.7 million. The CCHC acquisition was completed on July 2, 2007 for $41.0 million, subject to a $4.0 million holdback to cover certain reserve related indemnification claims.
     Historical financial data used to prepare the pro forma financial statements was derived from the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, and the unaudited condensed financial statements in our Quarterly Report on Form 10-Q for the period ended September 30, 2007. This unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and the notes thereto. The unaudited pro forma condensed consolidated financial information set forth below is not necessarily indicative of what the actual results of operations would have been had these events occurred as of the dates indicated and is not intended to be a projection of future results.
     The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of operations are based on assumptions and approximations that our management believes are reasonable. They do not reflect in precise numerical terms the impact of the transactions on the historical financial statements, and are subject to change. Such pro forma financial information should not be used as a basis for forecasting the future operations of North Pointe Holdings Corporation. The pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of any future results of operations, or the results that might have occurred if the sale of Home Pointe Insurance Company and acquisition of Capital City Holding Company, Inc. had actually occurred on the indicated dates.

North Pointe Holdings Corporation and Subsidiaries
Pro Forma Consolidated Statement of Income
For the Nine Months Ended September 30, 2007
(unaudited)

		HPIC		CCHC
		Pro Forma		Pro Forma
	Historical	Adjustments (1)	CCHC	Adjustments (2)		Pro Forma
	(Dollars in thousands, except share data)
Revenues
Direct premiums written	$96,435	$(19,958)	$30,971	$—		$107,448
Assumed premiums written	1,639	—	2,904	—		4,543

Gross premiums written	98,074	(19,958)	33,875	—		111,991
Premiums ceded	(12,306)	5,634	(7,464)	—		(14,136)

Net premiums written	85,768	(14,324)	26,411	—		97,855
(Increase) decrease in net unearned premiums	(9,590)	3,528	(1,238)	—		(7,300)

Net premiums earned	76,178	(10,796)	25,173	—		90,555
Investment income, net of investment expenses	6,704	(741)	2,653	—		8,616
Net realized capital gains (losses)	785	(10)	(10)	—		765
Fees and other income	4,178	(334)	2,920	—		6,764

Total revenues	87,845	(11,881)	30,736	—		106,700

Expenses
Losses and loss adjustment expenses, net	38,143	(2,479)	14,899	—		50,563
Policy acquisition costs	22,501	(2,412)	6,021	—		26,110
Other underwriting and operating expenses	15,953	(679)	9,124	(10	) A	24,388
Interest expense	2,035	—	472	691	B, D	3,198

Total expenses	78,632	(5,570)	30,516	681		104,259

Income before federal income tax expense	9,213	(6,311)	220	(681)		2,441
Loss from minority interest	—	—	(69)	69	C	—
Federal income tax expense	2,741	(2,143)	327	(232)		693

Net income	$6,472	$(4,168)	$(176)	$(380)		$1,748

Earnings Per Share
Basic	$0.72					$0.19
Diluted	0.72					0.19

Weighted average number of common shares outstanding
Basic	9,044,542					9,044,542
Diluted	9,050,180					9,050,180

North Pointe Holdings Corporation and Subsidiaries
Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2006
(unaudited)

		HPIC		CCHC
		Pro Forma		Pro Forma
	Historical	Adjustments (1)	CCHC	Adjustments (2)		Pro Forma
	(Dollars in thousands, except share data)
Revenues
Direct premiums written	$114,544	$(24,369)	$58,272	$—		$148,447
Assumed premiums written	10	—	5,619	—		5,629

Gross premiums written	114,554	(24,369)	63,891	—		154,076
Premiums ceded	(36,903)	7,845	(12,588)	—		(41,646)

Net premiums written	77,651	(16,524)	51,303	—		112,430
Decrease in net unearned premiums	2,584	2,941	435	—		5,960

Net premiums earned	80,235	(13,583)	51,738	—		118,390
Investment income, net of investment expenses	6,534	(764)	4,741	—		10,511
Net realized capital gains (losses)	(231)	17	2	—		(212)
Fees and other income	1,883	(515)	6,064	—		7,432

Total revenues	88,421	(14,845)	62,545	—		136,121

Expenses
Losses and loss adjustment expenses, net	35,375	(4,501)	27,269	—		58,143
Policy acquisition costs	22,010	(2,974)	12,015	—		31,051
Other underwriting and operating expenses	22,300	(519)	16,548	(234	) A	38,095
Interest expense	1,710	—	917	1,467	B, D	4,094

Total expenses	81,395	(7,994)	56,749	1,233		131,383

Income before federal income tax expense	7,026	(6,851)	5,796	(1,233)		4,738
Loss from minority interest	—	—	(340)	340	C	—
Federal income tax expense	2,350	(2,326)	1,147	(419)		752

Net income	$4,676	$(4,525)	$4,309	$(474)		$3,986

Earnings Per Share
Basic	$0.51					$0.44
Diluted	0.51					0.44

Weighted average number of common shares outstanding
Basic	9,114,452					9,114,452
Diluted	9,116,516					9,116,516

(1)	The pro forma consolidated statements of operations assume that the sale of HPIC occurred as of January 1 of each period presented. These adjustments are to eliminate the operations directly related to HPIC.

(2)	The pro forma consolidated statements of operations assume that the acquisition of CCHC occurred as of January 1 of each period presented.

(A)	Adjustment reflects the removal of certain fully depreciated assets that were specifically identified and excluded in the purchase of CCHC and retained by the seller pursuant to the purchase agreement.

(B)	Adjustment to eliminate CCHC’s line of credit of $1.0 million bearing interest of 8.0 percent per annum (Prime interest rate less .25 percent) that was paid down in conjunction with the CCHC acquisition pursuant to the purchase agreement.

(C)	Adjustment to eliminate Minority Interest that was previously recorded by CCHC.

(D)	Adjustment to record long term debt of $23.5 million bearing interest at 6.58 percent per annum (LIBOR interest rate plus 1.25 percent) borrowed by the Company to fund the purchase of CCHC utilizing the Company’s existing bank lines of credit.

North Pointe Holdings Corporation and Subsidiaries
Pro Forma Consolidated Balance Sheet
September 30, 2007
(unaudited)

		Pro Forma
	Historical	Adjustments (3)	Pro Forma
	(Dollars in thousands)
ASSETS
Investments

Debt securities, available for sale, at fair value	$208,002	$(11,817)	$196,185
Common stocks, available for sale, at fair value	12,543		12,543
Other investments	1,803	—	1,803

Total investments	222,348	(11,817)	210,531
Cash and cash equivalents	63,162	7,728	70,890
Accrued investment income	2,096	(106)	1,990
Premiums and agents balances receivable, net	28,172	(810)	27,362
Reinsurance recoverables on
Paid losses	6,997	(14)	6,983
Unpaid losses	50,181	—	50,181
Prepaid reinsurance premiums	7,344	(1)	7,343
Deferred policy acquisition costs	10,204	(1,717)	8,487
Deferred federal income taxes, net	10,453	66	10,519
Federal income taxes recoverable	1,485	(47)	1,438
Fixed assets, net of accumulated depreciation	5,799	—	5,799
Goodwill	8,002	—	8,002
Prepaid expenses and other assets	3,273	15	3,288

Total assets	$419,516	$(6,703)	$412,813

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Unpaid losses and loss adjustment expenses	$170,656	$—	$170,656
Unearned premiums	59,644	(7,497)	52,147
Debt	56,509	—	56,509
Amounts due to reinsurers	1,787	1,588	3,375
Accrued expenses and other liabilities	26,553	(780)	25,773
Amounts withheld for others	9,342	(14)	9,328
Premiums in advance	545	—	545

Total liabilities	325,036	(6,703)	318,333

Commitments and contingent liabilities	—	—	—

Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 8,919,329 issued and outstanding in 2007	48,881	—	48,881
Preferred stock, no par value; 5,000,000 shares authorized and 0 issued and outstanding in 2007	—	—	—
Retained earnings	43,801	—	43,801
Accumulated other comprehensive income:
Net unrealized gains on investments, net of deferred federal income tax expense of $927 in 2007	1,798	—	1,798

Total shareholders’ equity	94,480	—	94,480

Total liabilities and shareholders’ equity	$419,516	$(6,703)	$412,813

(3)	The pro forma consolidated balance sheet assumes that the sale of HPIC occurred as of September 30, 2007. The pro forma adjustments eliminate the assets and liabilities of HPIC that have been sold and record cash received of $14.7 million (equivalent to the then book value) and $1.3 million (representing the retention of certain loss reserves). The historical amounts as of September 30, 2007 include the balances of CCHC.